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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------


                       International Imaging Systems, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                       6689 N.W. 16th Terrace,
    Delaware          Ft. Lauderdale, FL  33309              65-0854589
----------------    -----------------------------   ----------------------------
(State of other     (Address, including zip code,   (IRS Employer Identification
jurisdiction of       of registrant's principal
incorporation or         executive offices)
organization)


                          2003 EQUITY INCENTIVE PROGRAM
                          -----------------------------
                            (Full Title of the Plan)


                                  C. Leo Smith
                      President and Chief Executive Officer
                             6689 N.W. 16th Terrace
                            Ft. Lauderdale, FL 33309
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (954) 978-9090
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                              --------------------


                                              CALCULATION OF REGISTRATION FEE
==========================================================================================================================

                                                       Proposed Maximum
  Title of Securities                                 Offering Price Per    Proposed Maximum Aggregate       Amount of
   to be Registered        Amount to be Registered          Share               Offering Price (1)        Registration Fee
-----------------------    -----------------------    ------------------    --------------------------    ----------------

Common Stock, $.001 par       6,000,000 Shares              $0.017                   $102,000                   $8.25
value per share

==========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) based on the book value of such securities computed as of September 30, 2003.

                                     Part I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in
Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by International Imaging Systems, Inc. (the "Registrant") with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002;
         (b) The Registrant's Quarterly Report on Form 10-QSB for the three months ended March 31, 2003;
         (c) The Registrant's Quarterly Report on Form 10-QSB for the three months ended June 30, 2003;
         (d) The Registrant's Quarterly Report on Form 10-QSB for the three months ended September 30, 2003;
         (e) The Registrant's current report on Form 8-K filed on August 15, 2003; and
         (f) Description of Registrant's common stock contained in Registrant's Form 10 SB/A filed with the Commission on May 04, 1999.

         All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant's Certificate of Incorporation eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by the Delaware General Corporation law. The Registrant's Bylaws provides that the Registrant shall indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify directors, officers, employees or agents of the Corporation if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation law. Section 145 further provides that indemnification shall be provided with respect to reimbursement of expense incurred in defending any action, suit or proceeding if the party in question is successful on the merits or otherwise. The effect of these provisions is to permit indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended. The Registrant intends to secure directors and officers liability insurance. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in that Act and is, therefore, enforceable. Furthermore, a successful indemnification of any officer or director could deplete the assets of the Company.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Reference is made to the Exhibit Index.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by Registrant under the Exchange Act in the registration statement.

         (2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time shall be deemed to be the initial bona fide offering.

         (3) File a post-effective registration statement to remove from registration any of the securities being registered which remain unsold at the end of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on November 21, 2003.


                                      INTERNATIONAL IMAGING SYSTEMS, INC.



                                      By: /s/ C. LEO SMITH
                                          --------------------------------------
                                          C. Leo Smith
                                          President and Chief Executive Officers


                                POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints C. Leo Smith his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on November 21, 2003.



/s/ C. LEO SMITH                   President, Chief Executive Officer,      November 21, 2003
------------------------------     Chief Financial Officer and Director
    C. Leo Smith


/s/ ALEX SARAFIANOS                Director                                 November 21, 2003
------------------------------
    Alex Sarafianos

                                  EXHIBIT INDEX


Exhibit Number    Description
--------------    -----------

      5.1         Opinion of Counsel.

     10.5         2003 Equity Incentive Program.

     23.1         Consent of Thomas W. Klash, Certified Public Accountant.

     23.2         Consent of Counsel (included in Exhibit 5.1).

     24.1         Power of Attorney (contained on signature page).